                              MANAGEMENT AGREEMENT

                                    between

                              Jones & Babson, Inc.

                                      and

                                   J&B Funds

                (on behalf of the J&B Mid-Cap Aggressive Growth Fund)

     THIS  AGREEMENT,  made and  entered  into as of the 19th  day of  December,
2000,  by and  between J&B Funds,  a Delaware  business  trust (the  "Trust") on behalf of its J&B Mid-Cap Aggressive Growth Fund series (the  "Fund"),  and Jones &
Babson, Inc. (the "Manager"),  and which Agreement may be executed in any number of  counterparts,  each of which shall be deemed to be an  original,  but all of which together shall constitute but one instrument.

     WHEREAS the Trust was  founded for the purpose of engaging in the  business of  investing  and  reinvesting  its  property  and  assets and to operate as an open-end,  management  investment  company, as defined in the Investment Company
Act of 1940,  as amended  (the  "Act"),  under which it is  registered  with the
Securities and Exchange Commission, and

     WHEREAS the  Manager is engaged in the  business  of  supplying  investment advice  and  management  services  to  registered  investment  companies,  as an independent contractor, and

     WHEREAS  the  Trust and the  Manager  desire  to enter  into a  contractual arrangement  whereby  the  Manager  provides  investment  advice and  management services to the Trust, on behalf of the Fund, for a fee,

     NOW THEREFORE,  in consideration  of the mutual promises herein  contained,
and  other  good  and  valuable  consideration,   receipt  of  which  is  hereby
acknowledged,  it is mutually  agreed and  contracted by and between the parties hereto that:

          1. The Trust hereby  employs the Manager,  for the period set forth in
     Paragraph 6 hereof, and on the terms set forth herein, to render investment advice and management  service to the Fund,  subject to the supervision and direction of the Board of Trustees of the Trust. The Manager hereby accepts such employment and agrees,  during such period, to render the services and assume  the  obligations  herein  set forth,  for the  compensation  herein provided.  The Manager shall, for all purposes  herein,  be deemed to be an independent contractor,  and shall, unless otherwise expressly provided and authorized, have no authority to act for or represent the Trust in any way, or in any other way be deemed an agent of the Trust.

     The Manager shall furnish the Fund investment management and administrative services.  Investment management shall include analysis,  research and portfolio
recommendations   consistent   with  the   Fund's   objectives   and   policies.
Administrative  services  shall  include the services and  compensation  of such members of the Manager's  organization as shall be duly elected  officers and/or
Trustees of the Trust and such other  personnel  as shall be  necessary to carry out its normal operations;  rent; the cost of a transfer and dividend disbursing agent or  similar  in-house  services;  bookkeeping;  accounting;  and all other clerical and  administrative  functions as may be  reasonable  and  necessary to maintain  the Trust's  records  and for it to operate as an open-end  management investment  company.  Exclusive of the management  fee, the Trust shall bear the cost of meetings of the Board of Trustees and committees thereof,  including the fees  of  the  independent  Trustees,  the  custodian,  the  independent  public accountant  and legal  counsel;  the costs of printing  and mailing  shareholder reports and Fund disclosure  documents to shareholders;  all expenses incidental to holding shareholder meetings, including the preparation, printing and mailing of notices and proxy materials, and proxy solicitation; the cost of all fidelity bond and  liability  insurance  approved  for the Trust or the Board;  any trade association  fees and the  costs  of any  extraordinary  expenses  such as those resulting from  litigation to which the Trust is a party;  any interest,  taxes, dues, fees and other charges of governments  and their  agencies,  including the
cost  of  qualifying  its  shares  for  sale  in  any  jurisdiction,   brokerage
commissions or any other expenses incurred by it which are not assumed herein by the Manager.

     All  property,  equipment  and  information  used  by  the  Manager  in the management and  administration of the Trust shall belong to the Manager.  Should the management and administrative relationship between the Trust and the Manager terminate,  the Trust shall be entitled  to, and the Manager  shall  provide the
Trust, a copy of all information and records in the Manager's file necessary for the Trust to continue its functions,  which shall include  computer  systems and programs in use as of the date of such  termination;  but nothing  herein  shall prohibit  thereafter  the use of such  information,  systems or  programs by the
Manager,  so long  as such  does  not  unfairly  interfere  with  the  continued
operation of the Trust.

   Subject to  compliance  with the  requirements  of the Act,  the  Manager may retain  as a  sub-adviser  to  the  Fund,  at the  Manager's  own  expense,  any investment adviser registered under the Investment Advisers Act of 1940.

          2. a. The Manager  (or its  delegate)  shall  place and  execute  Fund
     orders  for  the   purchase   and  sale  of   portfolio   securities   with
     broker-dealers.  Subject to the  obtaining  the best  available  prices and execution,  the Manager is  authorized to place orders for the purchase and sale of portfolio  securities for the Fund with such  broker-dealers  as it may select  from time to time.  Subject  to  subparagraph  (b)  below,  the
     Manager is also authorized to place  transactions  with brokers who provide research  or  statistical  information  or  analyses  to the  Fund,  to the
     Manager,  or to any other client for which the Manager provides  investment advisory  services.  Subject to  obtaining  the best  available  prices and
     execution,   the  Manager  may  also  place  brokerage   transactions  with
     broker-dealers who sell shares of the Fund.  Broker-dealers who sell shares of the Fund shall only receive orders for the purchase or sale of portfolio securities  to the extent that the placing of such orders is in  compliance with the  Rules of the U.S.  Securities  and  Exchange  Commission  and the
     National  Association of Securities  Dealers,  Inc. The Manager also agrees that  it will  cooperate  with  the  Trust  to  execute  instructions  that brokerage  transactions  be  allocated  to brokers or dealers  who  provide benefits directly to the Trust or the Fund.

          b.  Notwithstanding  the  provisions  of  subparagraph  (a)  above and subject to such  policies and  procedures as may be adopted by the Board of
     Trustees  and  officers  of the Trust,  the Manager  (or its  delegate)  is authorized  to pay a member of an  exchange,  broker or dealer an amount of commission  for effecting a securities  transaction in excess of the amount of commission  another  member of an exchange,  broker or dealer would have charged for effecting that transaction, in such instances where the Manager has  determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member,  broker or dealer,  viewed in terms of either that  particular transaction or the Manager's overall  responsibilities  with respect to the
     Fund  and to other  clients  or  funds  for  which  the  Manager  exercises investment discretion.

          c. The Manager (or its  delegate) is  authorized  to direct  portfolio transactions  to a broker which is an  affiliated  person of the Manager or the  Trust in  accordance  with such  standards  and  procedures  as may be approved by the Board in accordance with Rule 17e-1 under the Act, or other
     rules   promulgated  by  the  Securities  and  Exchange   Commission.   Any
     transaction  placed  with an  affiliated  broker must (i) be placed at best price and execution, and (ii) may not be a principal transaction.

     3. As compensation for the services to be rendered to the Trust and Fund by the Manager under the provisions of this Agreement, the Trust agrees to pay from the  assets of the Fund  semimonthly  to the  Manager an annual fee based on the average  total net  assets of the Fund  computed  daily in  accordance  with its
Agreement and Declaration of Trust and By-laws as follows:

          a. 1.20% of the average total net assets of the Fund.

          b. The Manager may  voluntarily or  contractually  agree to reduce any portion of the compensation or reimbursement of expenses due to it pursuant to this  Agreement  and may  similarly  agree  to make  payments  to  limit expenses which are the responsibility of the Fund under this Agreement. Any voluntary  reduction or payment shall be  applicable  only to such specific reduction  or payment and shall not  constitute  an agreement to reduce any future  compensation or  reimbursement  due to the Manager  hereunder or to continue future  payments.  Any such reduction will be agreed upon prior to accrual of the related expense or fee and will be estimated  daily. Any fee withheld  shall be  voluntarily  reduced and any Fund  expense  paid by the
     Manager  voluntarily or pursuant to an agreed expense  limitation  shall be reimbursed  by the Fund to the Manager in the first,  second,  or third (or any combination thereof) fiscal year next succeeding the fiscal year of the withholding,  reduction,  or payment to the extent  permitted by applicable law if the aggregate  expenses for the next succeeding  fiscal year, second fiscal year or third succeeding fiscal year do not exceed any limitation to which the Manager has agreed.  Such  reimbursement may be paid prior to the
     Fund's  payment of current  expenses if so requested by the Manager even if such payment may require the Manager to waive or reduce its fees  hereunder or to pay current Fund expenses.

     4. It is  understood  and agreed  that the  services  to be rendered by the
Manager to the Trust under the  provisions of the Agreement are not to be deemed exclusive, and the Manager shall be free to render similar or different services to others so long as its  ability to render the  services  provided  for in this
Agreement shall not be impaired thereby.

     5. It is  understood  and  agreed  that  the  Trustees,  officers,  agents, employees  and  shareholders  of the Trust may be  interested  in the Manager as owners, employees, agents or otherwise, and that owners, employees and agents of the Manager may be interested in the Trust as shareholders  or otherwise.  It is understood and agreed that shareholders,  officers, Trustees and other personnel of the Manager are and may  continue to be officers  and  Trustees of the Trust, but that they receive no remuneration  from the Trust solely for acting in those capacities.

     6. This Agreement  shall become  effective  pursuant to its approval by the
Board of Trustees of the Trust and by the vote of a majority of the  outstanding shares of the Fund as  prescribed  by the Act.  It shall  remain in force for an initial  period of two years ending on October 31, 2002,  and  thereafter may be renewed for  successive  annual periods  beginning  November 1 each year only so long as such renewal and continuance is specifically  approved at least annually by the Board of Trustees or by vote of a majority of the  outstanding  shares of the Fund as prescribed by the Act, and only if the terms and the renewal of this
Agreement  have been  approved  by a vote of a majority  of the  Trustees of the
Trust  including a majority of the Trustees who are not parties to the Agreement or interested  persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.  No amendment to this Agreement shall be effective  unless the terms thereof have been approved by the vote of a majority of outstanding  shares of the Fund as prescribed by the Act (unless  shareholder approval  of the  amendment  would not be  required  to be  consistent  with SEC interpretations of Section 15 of the 1940 Act), and by vote of a majority of the
Trustees of the Trust who are not parties to the Agreement or interested persons of any such party,  cast in person at a meeting called for the purpose of voting on such approval.  It shall be the duty of the Board of Trustees of the Trust to request and evaluate,  and the duty of the Manager to furnish,  such information as may  reasonably be necessary to evaluate the terms of this  Agreement and any amendment thereto.

     7. This Agreement may be terminated at any time, without the payment of any penalty,  by the Board of Trustees of the Trust, or by the vote of a majority of the  outstanding  voting shares of the Fund as prescribed by the Act on not more than sixty (60) days written notice to the Manager,  and it may be terminated by the Manager upon not less than sixty (60) days written  notice to the Trust.  It shall  terminate  automatically  in the event of its  assignment by either party unless the parties hereby, by agreement, obtain an exemption from the Securities and Exchange Commission from the provisions of the Act pertaining to the subject matter of this  paragraph.  Any  notice,  request or  instruction  provided  for herein,  or for the giving of which, the occasion may arise hereunder,  shall be deemed duly given, if in writing and mailed by registered mail, postage prepaid, addressed to the regular  executive  office of the Trust or the Manager,  as the case may be. As used in this Agreement,  the terms  "assignment," "a majority of the  outstanding  voting  shares" and  "interested  persons" shall have the same meaning as similar terms contained in the Act.

     8. The Manager  shall not be liable for any error in judgment or mistake at law for any loss suffered by the Trust or Fund in connection with any matters to which this  Agreement  relates,  except that nothing herein  contained  shall be construed  to protect the Manager  against  any  liability  by reason of willful misfeasance,  bad faith or gross  negligence in the  performance of duties or by reckless disregard of its obligations or duties under this Agreement.

     9. This Agreement may not be amended, transferred, assigned, sold or in any manner  hypothecated  or  pledged  nor may any new  agreement  become  effective without the affirmative  vote or written consent of the holders of a majority of the shares of the Fund.

                                  J&B Funds

                                  By: /s/ Stephen S. Soden
                                  ----------------------------------------------
                                     Stephen S. Soden
                                     President

ATTEST:

/s/ Martin A. Cramer
-------------------------------
Martin A. Cramer
Vice President and Secretary

[SEAL]

                                  Jones & Babson, Inc.

                                  By:/s/ Stephen S. Soden
                                  ----------------------------------------------
                                     Stephen S. Soden
                                     President

ATTEST:

/s/ Martin A. Cramer
-------------------------------
Martin A. Cramer
Vice President and Secretary

[SEAL]